Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan of our report dated April 14, 2006, with respect to the consolidated financial statements and schedule of AZZ incorporated for the year ended February 28, 2006 included in its Annual Report (Form 10-K) for the year ended February 29, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Worth, Texas
August 11, 2008